Exhibit 99.1

Service Corporation International Announces Third Quarter 2016 Financial Results

- Conference call on Thursday, October 27, 2016, at 8:00 a.m. Central Time.

HOUSTON, Oct. 26, 2016 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, reported results for the third quarter of 2016. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$721.5	$714.5	$2,222.1	$2,216.8
Operating income	$114.4	$124.5	$332.6	$393.2
Net income attributable to common stockholders	$47.7	$47.4	$110.8	$161.4
Diluted earnings per share	$0.24	$0.23	$0.56	$0.78
Earnings from continuing operations excluding special items(1)	$51.6	$45.9	$162.7	$168.7
Diluted earnings per share from continuing operations excluding special items(1)	$0.26	$0.23	$0.83	$0.82
Diluted weighted average shares outstanding	196.6	203.4	197.2	206.0
Net cash provided by operating activities	$133.0	$114.1	$358.5	$396.6
Net cash provided by operating activities excluding special items(1)	$143.0	$124.9	$401.6	$424.6

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share were $0.24 in the third quarter of 2016 compared to $0.23 in the third quarter of 2015. The third quarter of 2016 included system transition costs and higher income tax rates related to the divestitures of businesses. Diluted earnings per share excluding special items were $0.26 in the third quarter of 2016 compared to $0.23 in the third quarter of 2015. The increase in diluted earnings per share excluding special items was driven by solid operating results bolstered by effective operating expense management, lower interest expense, and fewer shares outstanding resulting from our ongoing share repurchase program.
  Net cash provided by operating activities was $133.0 million in the third quarter of 2016 compared to $114.1 million in the third quarter of 2015. Excess tax benefits from share-based awards reduced cash provided by operating activities in both periods. The third quarter of 2015 was also negatively impacted by premiums paid on early extinguishment of debt. Net cash provided by operating activities excluding special items was $143.0 million in the third quarter of 2016 compared to $124.9 million in the prior year quarter. These increases were primarily due to increased earnings and favorable working capital initiatives.
  During the third quarter, we returned $136.7 million to shareholders through share repurchases and dividends and deployed $14.3 million of capital to accretive acquisitions.

Tom Ryan, the Company's Chairman and Chief Executive Officer, commented on the third quarter of 2016:

"We are pleased to report double-digit percentage growth in both adjusted earnings per share and adjusted operating cash flow during the quarter. Growth in cemetery revenue and effectively managing back office overhead expenses coupled with reduced interest expense and shares outstanding were the primary drivers of our double-digit growth in the quarter. While funeral services performed were sluggish initially against our expectations, they improved in the back half of the quarter. We expect this momentum to continue in the fourth quarter of 2016 and we are reiterating our full year 2016 adjusted earnings per share and operating cash flow guidance. Our results are a testament to the hard work and dedication of our entire team, and I thank all 24,000 team members for their focus on delivering extraordinary service to our client families. We believe our long-term value creation plan is on track as we grow our revenues by remaining relevant with the consumer, drive future market share by growing our preneed sales, continue to leverage our scale, and deploy capital to enhance shareholder value."

REVIEW OF RESULTS FOR THIRD QUARTER 2016

Consolidated Segment Results (See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per service)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Funeral:
Atneed revenue	$252.9	$258.1	$800.5	$831.8
Funeral home matured preneed revenue	127.7	123.8	397.7	403.7
Core revenue	380.6	381.9	1,198.2	1,235.5
Non-funeral home matured preneed revenue	6.2	5.9	18.7	18.5
Recognized preneed revenue	27.8	25.7	86.0	74.2
Other revenue	30.9	35.8	101.7	100.3
Total revenue	$445.5	$449.3	$1,404.6	$1,428.5

Gross profit	$75.6	$77.7	$273.9	$299.8
Gross margin percentage	17.0%	17.3%	19.5%	21.0%

Funeral services performed	72,680	73,874	230,516	239,153
Average revenue per service	$5,322	$5,249	$5,279	$5,244

Cemetery:
Atneed revenue	$74.2	$74.4	$231.0	$225.5
Recognized preneed revenue	171.3	162.5	484.3	461.6
Core revenue	245.5	236.9	715.3	687.1
Other revenue	30.5	28.3	102.2	101.2
Total revenue	$276.0	$265.2	$817.5	$788.3

Gross profit	$65.2	$63.9	$191.7	$187.0
Gross margin percentage	23.6%	24.1%	23.5%	23.7%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended September 30, 2016 and 2015. We consider comparable operations to be those owned for the entire period beginning January 1, 2015 and ending September 30, 2016.

(Dollars in millions, except average revenue per service and average revenue per contract sold)

	Three Months Ended September 30,
	2016	2015	$	%
Comparable revenue:
Atneed revenue(1)	$248.4	$255.0	$(6.6)	(2.6)%
Funeral home matured preneed revenue(2)	125.8	122.9	2.9	2.4%
Core revenue(3)	374.2	377.9	(3.7)	(1.0)%
Non-funeral home matured preneed revenue(4)	6.1	5.9	0.2	3.4%
Recognized preneed revenue(5)	27.4	25.5	1.9	7.5%
Other revenue(6)	30.3	35.6	(5.3)	(14.9)%
Total comparable revenue	$438.0	$444.9	$(6.9)	(1.6)%

Comparable gross profit	$75.1	$78.3	$(3.2)	(4.1)%
Comparable gross margin percentage	17.2%	17.6%	(0.4)%	(2.3)%

Comparable funeral services performed:
Atneed	43,715	45,325	(1,610)	(3.6)%
Funeral home matured preneed	21,400	21,351	49	0.2%
Total core	65,115	66,676	(1,561)	(2.3)%
Non-funeral home matured preneed	6,602	6,386	216	3.4%
Total comparable funeral services performed	71,717	73,062	(1,345)	(1.8)%
Core cremation rate	47.5%	46.8%	0.7%	1.5%
Total comparable cremation rate	52.1%	51.3%	0.8%	1.6%

Comparable average revenue per service:
Atneed	$5,682	$5,626	$56	1.0%
Funeral home matured preneed	5,879	5,756	123	2.1%
Total core	5,747	5,668	79	1.4%
Non-funeral home matured preneed	924	924	—	—%
Total comparable average revenue per service	$5,303	$5,253	$50	1.0%

Comparable preneed sales production:
Total preneed sales	$203.1	$201.5	$1.6	0.8%
Total preneed contracts sold	43,667	43,771	(104)	(0.2)%
Average revenue per contract sold	$4,651	$4,603	$48	1.0%
Average revenue per contract sold, excluding the impact of foreign currency fluctuations	$4,744	$4,663	$81	1.7%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.

(2)	Funeral home matured preneed revenue represents merchandise and services sold on a preneed contract through one of our funeral homes and delivered or performed once death has occurred.

(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or sold by one of our funeral homes on a preneed contract and delivered or performed once death has occurred.

(4)	Non-funeral home matured preneed revenue represents services sold on a preneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.

(5)	Recognized preneed revenue represents merchandise and travel protection sold on a preneed contract and delivered before death has occurred.

(6)

Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

  Total comparable funeral revenue decreased by $6.9 million in the third quarter of 2016 compared to the same period of 2015. A decline in core and general agency revenue was partially offset by growth in recognized preneed revenue.
  The $3.7 million core revenue decrease was primarily a result of a 2.3% decline in core funeral services performed. Core average revenue per service increased 1.4% during the third quarter of 2016. Organic sales average growth of 2.1% was somewhat offset by a 70 basis point increase in core cremation mix to 47.5%.
  General agency revenue was down 9.5% compared to the prior year third quarter, partially from a decline in preneed insurance sales production due to a temporary mix change between trust and insurance production as well as the decision to cease production at the Catholic mortuaries in the Los Angeles Archdiocese.
  Recognized preneed revenue increased $1.9 million, primarily driven by an increase in both the number of contracts sold through our non-funeral home sales channel and the average price per contract.
  Comparable funeral gross profit decreased $3.2 million to $75.1 million in the current quarter. The impact of the decline in higher margin core revenue due to lower funeral services performed and a decline in general agency revenue was partially offset by lower operating expenses and increases in recognized preneed revenue from our non-funeral home channel.
  Comparable preneed funeral sales production increased $1.6 million, or 0.8%, in the third quarter of 2016 compared to 2015, primarily due to a 1.0% increase in average price per contracts sold. In the first nine months of 2016, preneed funeral sales production grew $29.7 million or 4.9%.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended September 30, 2016 and 2015. We consider comparable operations to be those owned for the entire period beginning January 1, 2015 and ending September 30, 2016.

(Dollars in millions)	Three Months Ended September 30,
	2016	2015	$	%
Comparable revenue:
Atneed revenue(1)	$73.5	$73.5	$—	—%
Recognized preneed revenue(2)	170.1	161.6	8.5	5.3%
Core revenue(3)	243.6	235.1	8.5	3.6%
Other revenue(4)	30.4	28.0	2.4	8.6%
Total comparable revenue	$274.0	$263.1	$10.9	4.1%

Comparable gross profit	$65.0	$63.1	$1.9	3.0%
Comparable gross margin percentage	23.7%	24.0%	(0.3)%	(1.3)%

Comparable preneed and atneed sales production:
Property	$157.1	$156.3	$0.8	0.5%
Merchandise and services	131.6	129.5	2.1	1.6%
Discounts	(28.7)	(34.0)	5.3	15.6%
Preneed and atneed sales production	$260.0	$251.8	$8.2	3.3%
Recognition rate(5)	94%	93%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.

(2)	Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract that have been delivered or performed.

(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed.

(4)

Other revenue is primarily related to merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue recognition stated as a percentage of current period sales production.

  Comparable cemetery revenue grew $10.9 million, or 4.1%, in the third quarter of 2016 compared to 2015, led by an increase in recognized preneed revenue of $8.5 million, or 5.3%.
  Comparable preneed cemetery sales production increased $9.1 million, or 5.1%, quarter over quarter. The growth over the prior year quarter is partially due to increased large sales activity.
  Comparable cemetery gross profit increased $1.9 million and the gross margin percentage was 23.7%. The gross profit increase was driven primarily by growth in recognized preneed revenue partially offset by increases in cemetery administrative and maintenance costs.

Other Financial Results

  General and administrative expenses decreased $1.0 million to $26.9 million in the third quarter of 2016. The current quarter includes an increase of $2.2 million in system integration costs related to the 2016 implementation of a new general ledger system. Excluding this $2.2 million, general and administrative expenses decreased $3.2 million compared to prior year quarter as we effectively managed our back office overhead expenses.
  Interest expense decreased $4.4 million to $39.5 million in the third quarter of 2016 as we benefited from the debt refinancings over the past year by obtaining lower interest rates on our Senior Notes and increasing our proportion of lower variable rate debt.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities, as reported	$133.0	$114.1	$358.5	$396.6
Premiums paid on early extinguishment of debt	—	6.5	20.5	6.5
Excess tax benefits from share-based awards	7.2	4.3	11.5	17.3
System transition costs	2.8	—	11.1	4.2
Net cash provided by operating activities excluding special items	$143.0	$124.9	$401.6	$424.6
Cash taxes included in net cash provided by operating activities excluding special items	$39.7	$31.9	$100.9	$71.0

Net cash provided by operating activities excluding special items was $143.0 million in the third quarter of 2016 compared to $124.9 million in the prior year quarter, primarily due to the increase in earnings and favorable working capital initiatives. Cash flow benefited from a $7.9 million temporary timing difference in payroll funding that was largely offset by an expected increase in cash taxes in the third quarter of $7.8 million.

A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Capital improvements at existing locations	$21.1	$22.3	$62.5	$62.5
Development of cemetery property	21.2	14.5	56.1	36.4
Subtotal	42.3	36.8	118.6	98.9
Construction of new funeral home facilities	5.7	3.2	12.6	5.8
Total capital expenditures	$48.0	$40.0	$131.2	$104.7

Total capital expenditures increased in the current quarter by $8.0 million primarily due to increases in capital deployed for the development of cemetery property.

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and nine months ended September 30, 2016 is set forth below:

	Three Months	Nine Months
Preneed funeral	4.9%	7.4%
Preneed cemetery	4.9%	7.3%
Cemetery perpetual care	2.5%	8.1%
Combined trust funds	4.1%	7.7%

OUTLOOK FOR 2016

Our outlook for potential earnings and operating cash flow for the full year 2016 remains unchanged and is shown below. Our outlook for capital improvements at existing facilities and development of cemetery property has slightly increased from $150 million to $160 million expected for the full year of 2016.

(In millions except per share amounts)	2016 Annual Guidance
Diluted earnings per share from continuing operations excluding special items (1)	$1.20 to $1.30
Net cash provided by operating activities excluding special items (1)	$450 to $500
Capital improvements at existing facilities and development of cemetery property	Approx. $160

(1)

Diluted earnings per share from continuing operations excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2016 excludes the following because this information is not currently available for 2016: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS settlement payments, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures and potential tax reserve adjustments, could materially impact our forward-looking diluted EPS and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended September 30,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$47.7	$0.24	$47.4	$0.23
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(0.6)	—	(10.8)	(0.05)
Losses on early extinguishment of debt	—	—	6.9	0.03
System transition costs	2.3	0.01	0.1	—
Tax provision from special items	1.4	0.01	1.3	0.01
Change in certain tax reserves and other	0.8	—	1.0	0.01
Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items	$51.6	$0.26	$45.9	$0.23

Diluted weighted average shares outstanding (in thousands)		196,567		203,444

(In millions, except diluted EPS)	Nine Months Ended September 30,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$110.8	$0.56	$161.4	$0.78
Pre-tax special items:
Losses (gains) on divestitures and impairment charges, net	30.4	0.16	(2.9)	(0.01)
Losses on early extinguishment of debt	22.5	0.11	6.9	0.03
Acquisition and integration costs	5.5	0.03	3.0	0.01
System transition costs	11.2	0.06	1.1	0.01
Tax benefit from special items	(21.1)	(0.11)	(2.6)	(0.01)
Change in certain tax reserves and other	3.4	0.02	1.8	0.01
Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items	$162.7	$0.83	$168.7	$0.82

Diluted weighted average shares outstanding (in thousands)		197,175		205,950

Conference Call and Webcast

We will host a conference call on Thursday, October 27, 2016, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6397 with the passcode of 43587498. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through November 10, 2016 and can be accessed at (630) 652-3042 with the passcode of 43587498#. Additionally, a replay of the conference call will be available on our website for approximately two weeks.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral and cemetery industry is competitive.
  Increasing death benefits related to preneed contracts funded through life insurance contracts may not cover future increases in the cost of providing a price-guaranteed service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenue.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenue may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenue and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice legal claims could have a material adverse impact on our financial results.
  We use a combination of insurance, self-insurance and large deductibles in managing our exposure to certain inherent risks, as such, we could be exposed to unexpected costs that could negatively affect our financial performance.
  A number of years elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2015 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2016, we owned and operated 1,531 funeral homes and 471 cemeteries (of which 262 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Managing Director / Corporate Communications	(713) 525-5235

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In thousands, except per share amounts)
Revenue	$721,467	$714,453	$2,222,083	$2,216,761
Costs and expenses	(580,722)	(572,774)	(1,756,425)	(1,729,974)
Gross profit	140,745	141,679	465,658	486,787
General and administrative expenses	(26,916)	(27,895)	(102,668)	(96,947)
Gains (losses) on divestitures and impairment charges, net	557	10,764	(30,432)	3,403
Operating income	114,386	124,548	332,558	393,243
Interest expense	(39,508)	(43,921)	(121,988)	(129,842)
Loss on early extinguishment of debt	(25)	(6,918)	(22,503)	(6,918)
Other income (expense), net	110	336	(697)	169
Income before income taxes	74,963	74,045	187,370	256,652
Provision for income taxes	(27,422)	(26,118)	(76,482)	(93,778)
Net income from continuing operations	47,541	47,927	110,888	162,874
Net loss from discontinued operations, net of tax	—	—	—	(390)
Net income	47,541	47,927	110,888	162,484
Net loss (income) attributable to noncontrolling interests	186	(479)	(96)	(1,066)
Net income attributable to common stockholders	$47,727	$47,448	$110,792	$161,418
Basic earnings per share:
Net income attributable to common stockholders	$0.25	$0.24	$0.57	$0.80
Basic weighted average number of shares	193,274	199,310	193,999	201,729
Diluted earnings per share:
Net income attributable to common stockholders	$0.24	$0.23	$0.56	$0.78
Diluted weighted average number of shares	196,567	203,444	197,175	205,950
Dividends declared per share	$0.13	$0.12	$0.38	$0.32

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET

	September 30, 2016	December 31, 2015
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$177,571	$134,599
Receivables, net	74,293	90,462
Inventories	28,526	27,835
Other	64,460	47,155
Total current assets	344,850	300,051
Preneed funeral receivables, net and trust investments	1,824,772	1,760,297
Preneed cemetery receivables, net and trust investments	2,466,201	2,318,167
Cemetery property	1,763,616	1,753,015
Property and equipment, net	1,834,107	1,846,722
Non-current assets held for sale	31,946	214
Goodwill	1,801,893	1,796,340
Deferred charges and other assets	588,688	582,164
Cemetery perpetual care trust investments	1,395,403	1,319,427
Total assets	$12,051,476	$11,676,397

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$447,313	$422,816
Current maturities of long-term debt	89,531	86,823
Income taxes payable	997	1,373
Total current liabilities	537,841	511,012
Long-term debt	3,181,694	3,037,605
Deferred preneed funeral revenue	571,885	557,897
Deferred preneed cemetery revenue	1,182,104	1,120,001
Deferred tax liability	459,162	470,584
Other liabilities	507,403	496,947
Deferred preneed receipts held in trust	3,125,162	2,973,386
Care trusts' corpus	1,396,527	1,319,564

Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 203,119,918 and 200,859,676 shares issued, respectively, and 190,489,048 and 195,772,876 shares outstanding, respectively	190,489	195,773
Capital in excess of par value	1,015,271	1,092,106
Accumulated deficit	(142,742)	(109,351)
Accumulated other comprehensive income	24,274	6,164
Total common stockholders' equity	1,087,292	1,184,692
Noncontrolling interests	2,406	4,709
Total equity	1,089,698	1,189,401
Total liabilities and equity	$12,051,476	$11,676,397

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands, except share amounts)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$110,888	$162,484
Adjustments to reconcile net income to net cash provided by operating activities:
Net loss from discontinued operations, net of tax	—	390
Loss on early extinguishment of debt	22,503	6,918
Premiums paid on early extinguishment of debt	(20,524)	(6,549)
Depreciation and amortization	109,531	103,816
Amortization of intangible assets	22,210	23,536
Amortization of cemetery property	42,573	40,422
Amortization of loan costs	4,406	7,221
Provision for doubtful accounts	4,048	4,663
(Benefit) provision for deferred income taxes	(11,421)	13,761
Loss (gain) on divestitures and impairment charges, net	30,432	(3,403)
Share-based compensation	10,199	10,717
Excess tax benefits from share-based awards	(11,512)	(17,266)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	11,447	11,724
Increase in other assets	(7,660)	(627)
Increase in payables and other liabilities	37,565	39,546
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	11,167	20,846
Increase deferred preneed funeral revenue	10,122	9,922
Decrease in deferred preneed funeral receipts held in trust	(31,790)	(47,365)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(60,004)	(55,777)
Increase in deferred preneed cemetery revenue	57,855	70,995
Increase in deferred preneed cemetery receipts held in trust	16,475	644
Net cash provided by operating activities	358,510	396,618
Cash flows from investing activities:
Capital expenditures	(131,195)	(104,732)
Acquisitions	(66,109)	(41,430)
Proceeds from divestitures and sales of property and equipment	13,044	11,329
Net withdrawals of restricted funds	5,120	8,066
Net cash used in investing activities from continuing operations	(179,140)	(126,767)
Net cash provided by investing activities from discontinued operations	—	987
Net cash used in investing activities	(179,140)	(125,780)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,035,000	401,250
Debt issuance costs	(5,232)	(5,830)
Payments of debt	(27,632)	(145,171)
Early extinguishment of debt	(875,110)	(197,377)
Principal payments on capital leases	(25,220)	(20,421)
Proceeds from exercise of stock options	16,029	30,491
Excess tax benefits from share-based awards	11,512	17,266
Purchase of Company common stock	(192,991)	(305,488)
Payments of dividends	(73,665)	(64,068)
Purchase of noncontrolling interest	(1,961)	—
Bank overdrafts and other	(1,066)	(9,095)

	Nine Months Ended September 30,
	2016	2015
Net cash used in financing activities	(140,336)	(298,443)
Effect of foreign currency on cash and cash equivalents	3,938	(7,780)
Net increase (decrease) in cash and cash equivalents	42,972	(35,385)
Cash and cash equivalents at beginning of period	134,599	177,335
Cash and cash equivalents at end of period	$177,571	$141,950